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                                                                   Exhibit 10.38


                             SUBORDINATION AGREEMENT

      THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of March 10, 1997 by and among MELLON BANK, N. A. ("Senior Creditor") having an address of 1735 Market Street, Philadelphia, PA 19103 and SUNTRUST BANKS, INC., a Georgia corporation ("Subordinated Creditor") and acknowledged by CONSOLIDATED STAINLESS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

      WHEREAS, the Borrower and the Senior Creditor are parties to the Senior Credit Agreement (as such term is defined below);

      WHEREAS, pursuant to that certain Convertible Subordinated Note Purchase Agreement dated October 18, 1996, by and between the Borrower and the Subordinated Creditor (as hereafter amended, modified or supplemented, the "Subordinated Credit Agreement"), the Subordinated Creditor agreed to purchase a Subordinated Note of the Borrower in the original principal amount of $2,500,000 (as hereafter amended, modified or replaced, the "Subordinated Note");

      WHEREAS, the Senior Creditor and the Subordinated Creditor have agreed that the Subordinated Creditor will expressly subordinate the obligations of the Borrower with respect to the Subordinated Note to the prior payment in full of the obligations of the Borrower to the Senior Creditor on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                  SUBORDINATION

      Section 1.1. Specific Definitions.

      As used in this Agreement, the term:

      "Bankruptcy Code" means The Bankruptcy Code of 1978", as amended from time to time (11 U.S.C. Sections 101 et seq.), and any replacement or successor act which has a substantially similar purpose.

      "Blockage Default" means a Senior Covenant Default or a Senior Payment Default.

      "Blockage Notice" means a Notice signed by the Senior Creditor and delivered to the Subordinated Creditor to the effect that a Blockage Default has occurred and is continuing as of the date of such certificate.


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      "Blockage Period" shall mean any period during which the Subordinated
Creditor is in receipt of Notice that a Senior Bankruptcy Default exists and also any period commencing from the date of receipt by the Subordinated Creditor of a Blockage Notice and continuing until: (i) the Senior Indebtedness is paid and satisfied in full (or until the default is sooner cured within any applicable grace period or cured with the Senior Creditor's unconditional permission), if such default is a Senior Payment Default; or (ii) in the case of a Senior Covenant Default, the earliest of (a) 120 days after the Blockage Notice minus the number of days in all other Blockage Periods during the 360 day interval preceding the Blockage Notice (the "Maximum Blockage Period"), or (b) the date on which the Subordinated Creditor receives Notice from the Senior Creditor that the Blockage Period is terminated or (c) the date on which all such defaults have been cured or waived with the Senior Creditor's unconditional written permission; provided that the Senior Creditor shall not be entitled to deliver more than four (4) Blockage Notices in any period of 360 consecutive days, and further provided that if any Blockage Notice with respect to a Senior Covenant Default is given (an "Initial Blockage Notice"), then no subsequent Blockage Notice may be given with respect to a particular Senior Covenant Default existing and known to the Senior Creditor at the time the Initial Blockage Notice was given.

      "Borrower" shall have the meaning set forth in the initial paragraph of this Agreement.

      "Default Notice" means Notice by the Senior Creditor to the Subordinated Creditor of a default by the Borrower under the Senior Indebtedness.

      "Financing Documents" means the collective reference to each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, loan agreement, hypothecation agreement, indemnity agreement, letter of credit application, assignment or any other document (whether similar or dissimilar to any of the foregoing) previously, simultaneously or hereafter executed and delivered by the Borrower or any other Person, singly or jointly with another Person or Persons, in connection with any of the Senior Indebtedness.

      "Insolvency Proceeding" means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, including, without limitation, proceedings under the Bankruptcy Code, or under any other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

      "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, voidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

      "Notice" means notice given in accordance with Section 5.5 hereof.


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      "Person" means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

      "Security" means any security agreement, pledge, pledge agreement, guaranty agreement, mortgage, deed of trust, deed to secure debt, trust deed, land trust, indenture, indemnity deed of trust, indemnification agreement, proceeding in rem, reimbursement agreement, financing statement, purchase agreement, conditional sales contract, installment sales contract, collateral agreement, financing lease, letter of credit, bond, loan agreement, hypothecation agreement, deposit, financing statement or assignment, and also means any agreement, document, security device or arrangement, documents, statutory lien, lien arising by operation of law, judgment or other lien, right of setoff, encumbrance, proceeding or other document or right, in whatever form or however arising, whether similar or dissimilar to the foregoing which directly or indirectly secures or enforces payment or performance of any Person against, or otherwise encumbers or gives notice of an encumbrance upon, the real property, personal property, rights or assets of any Person.

      "Senior Bankruptcy Default" means any event of default under or contained in any agreement or instrument evidencing Senior Indebtedness or pursuant to which Senior Indebtedness has been incurred arising out of an Insolvency Proceeding.

      "Senior Covenant Default" means any event of default, other than a Senior Bankruptcy Default or a Senior Payment Default, under or contained in the Senior Credit Agreement, which event of default entitles the holder or holders of such Senior Indebtedness (immediately or following the expiration of any applicable grace periods, the giving of any required notices or the taking of any action by such holder) to accelerate the maturity thereof.

      "Senior Credit Agreement" means that certain Loan and Security Agreement between Senior Creditor and Borrower dated March 10, 1997, as hereafter amended, increased in accordance with the terms hereof, modified or restated (but increased only in accordance with the definition of Senior Indebtedness).

      "Senior Creditor" shall have the meaning set forth in the initial paragraph to this Agreement.

      "Senior Indebtedness" means all indebtedness, liabilities and obligations of the Borrower to the Senior Creditor of every kind and nature whatsoever, whether now existing or hereafter created arising pursuant to the Senior Credit Agreement or any Financing Document executed in connection therewith, including, without limitation, such indebtedness, liabilities and obligations of the Borrower to the Senior Creditor (i) which are direct, indirect, contingent, primary, secondary, alone, jointly with others, acquired directly or by assignment, due, to become due, unsecured, secured, future advances, incurred or assumed, (ii) which relate to or arise from the issuance of letters of credit, or guaranties, indemnifications or other similar agreements in favor of third parties made by the Senior Creditor at the request or for the benefit of the Borrower, (iii) which are claims of subrogation, indemnification, reimbursement or contribution of the Senior Creditor against the Borrower or any other Person relating in any manner to obligations of the Borrower or the Security, (iv) which are claims of whatever nature and whenever arising on account of the avoidance of payments or other transfers to or for the benefit of the Senior Creditor in Insolvency Proceedings or otherwise, or (v) which are claims (including, without limitation, claims arising or accruing after the commencement of Insolvency Proceedings by or against the Borrower or its assets, whether or


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not such claims are allowed) for principal, interest, cost or expense payments, liquidation costs, and attorneys' fees and expenses, all of the foregoing whether arising under contract, by tort, at law, in equity or otherwise; provided, that, with respect to any amendment, modification, assignment or supplement to the Senior Credit Agreement or any Financing Document entered into after the date of this Agreement which increases the Senior Indebtedness by a sum in excess of (i) $2,500,000.00 or (ii) any higher sum which is within the Borrowing Base set forth in the Senior Credit Agreement; provided that the formula and related definitions used in calculating the Borrowing Base do not differ in any material respect from the provisions set forth in the Senior Credit Agreement as in effect on the date hereof, the Company is in compliance with Section 7.1(b) of the Subordinated Credit Agreement.

      "Senior Payment Default" means any event of default in respect of any payment of principal (including but not limited to principal due by acceleration) or interest or mandatory prepayment of principal with respect to any Senior Indebtedness, which event of default entitles the holder or holders of such Senior Indebtedness (immediately or following the expiration of any applicable grace periods, the giving of any required notices or the taking of any action by such holder) to accelerate the maturity thereof.

      "Subordinated Creditor" shall have the meanings set forth in the initial paragraph to this Agreement.

      "Subordinated Indebtedness" means any and all existing and future indebtedness, liabilities and obligations of the Borrower to the Subordinated Creditor of every kind and nature whatsoever, which arise pursuant to the Subordinated Credit Agreement and Subordinated Note including, without limitation, such indebtedness, liabilities, and obligations of the Borrower to the Subordinated Creditor (i) which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, acquired directly or by assignment, unsecured, secured, future advances, incurred or assumed, and all guaranties, indemnifications and other undertakings of Persons other than the Borrower with respect to the foregoing, (ii) which relate to or arise from guaranties, indemnifications or other similar agreements in favor of third parties made by the Subordinated Creditor at the request of or for the benefit of the Borrower, (iii) which are claims of indemnification, reimbursement or contribution of the Subordinated Creditor against the Borrower or any other Person relating in any manner to obligations of the Borrower, (iv) which are claims of whatever nature and whenever arising on account of the avoidance of payments or other transfers to or for the benefit of the Subordinated Creditor in Insolvency Proceedings or otherwise, or (v) which are claims (including, without limitation, claims arising or accruing after the commencement of Insolvency Proceedings by or against the Borrower or its assets, whether or not such claims are allowed) for interest, expense payments, liquidation costs, and attorneys' fees and expenses, all of the foregoing whether arising under contract, by tort, at law, in equity or otherwise.

      Section 1.2. Other Definitional Provisions. Unless otherwise defined herein, all terms used herein which are defined by the Pennsylvania Uniform Commercial Code shall have the same meanings as assigned to them by the Pennsylvania Uniform Commercial Code unless and to the extent varied by this Agreement. The word "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, singular number shall include the plural, the


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plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE 2.

                                  SUBORDINATION

      Section 2.1. Subordinated Indebtedness. The Senior Creditor consents to the existence of the Subordinated Indebtedness. The Subordinated Creditor hereby subordinates and postpones the payment of, and the time of payment of, and the right to bring any action to collect all or any portion of the Subordinated Indebtedness to and in favor of the payment of all of the Senior Indebtedness to the extent and in the manner set forth herein. The parties hereby agree that:

            (a) Provided that no Blockage Period shall then be in effect, Borrower may make and Subordinated Creditor may accept regularly scheduled, non accelerated quarterly payments of non default interest (with the understanding that interest pursuant to Section 2.3(d) does not constitute default interest) on the Subordinated Indebtedness (including interest payments with respect to the Deferred Interest Notes, as such term is defined in the Subordinated Credit Agreement) which accrue after September 30, 1998, as well as non-accelerated regularly scheduled payment of principal pursuant to the terms of the Subordinated Credit Agreement or the Subordinated Note and Deferred Interest Notes. Subordinated Creditor shall not accept any other payment of the Subordinated Indebtedness unless Subordinated Creditor has complied with subsections (b), (e) or (f) of this Section 2.1 and such payment is not otherwise prohibited by the terms of this Agreement.

            (b) During any Blockage Period, unless and until all of the Senior Indebtedness has been fully paid and any commitment pursuant to the Senior Credit Agreement is terminated, or each Blockage Default shall have been remedied or waived or shall have ceased to exist (as evidenced by a Notice from the Senior Creditor to the Subordinated Creditor to that effect), the Subordinated Creditor shall not, without the prior written consent of the Senior Creditor, ask, demand, accelerate, sue for, set off, accept or receive any direct or indirect payment (in cash, property or security) of all or any part of the Subordinated Indebtedness. Upon termination of any Blockage Period, the Borrower may pay and the Subordinated Creditor may receive any payments on account of the Subordinated Indebtedness which are otherwise due and payable (including any payments accruing before or during such Blockage Period). Nothing set forth herein shall restrict the Subordinated Creditor from declaring a default under the Subordinated Indebtedness but the Subordinated Creditor shall not take any action to demand for or accelerate the Subordinated Indebtedness prior to giving any notice required pursuant to subsection (e) below provided that, subject to Section 3.1 below, nothing shall prohibit the Subordinated Creditor from accelerating or taking any other action upon the occurrence of an Insolvency Proceeding.

            (c) The Subordinated Creditor represents and warrants to the Senior Creditor that it is the lawful owner of the Subordinated Indebtedness and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Creditor.


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            (d) The Subordinated Creditor and the Borrower agree and warrant that any instrument, agreement, security or other writing now or hereafter evidencing all or any portion of the Subordinated Indebtedness shall bear on its face a clear and conspicuous legend that it is subject to the terms of this Agreement. Until all Senior Indebtedness has been paid in full, the Borrower shall not issue any instrument, security or other writing evidencing any part of the Subordinated Debt (other than the Subordinated Note and the Subordinated Credit Agreement and the Deferred Interest Notes) or amend or modify in any respect any such instrument, security or other writing except at the request of and in the manner requested by the Senior Creditor if the effect thereof is to
(i) increase the amount of indebtedness or interest rate thereunder or (ii) accelerate the schedule of repayment (including without limitation, the addition of any required prepayments of the Subordinated Debt).

            (e) The Subordinated Creditor hereby agrees that, upon the occurrence of an event of default pursuant to the Subordinated Credit Agreement (other than an event of default arising out of the bankruptcy of the Borrower), it will not, without the consent of the Senior Creditor, take any action to accelerate, demand, set-off or accept any payment (other than a payment of past due interest which cures such default) with respect to the Subordinated Indebtedness until ten (10) days after notice of such action has been received by the Senior Creditor (which notice may be sent during a Blockage Period to expire upon the later of (i) ten (10) days after the sending of such notice and
(ii) the termination of such Blockage Period). Such notice may not be sent in the event of a default under the Subordinated Indebtedness which is caused solely by a non payment default under the Senior Indebtedness, which non payment default has not resulted in an acceleration of the Senior Indebtedness.

            (f) In addition to the restrictions set forth above, the Subordinated Creditor shall not, without the prior written consent of the Senior Creditor, accept any voluntary prepayment of the Subordinated Indebtedness except in connection with a public offering by the Company as described in section 2.4(b) of the Subordinated Credit Agreement as in effect on the date hereof.

            The Senior Creditor hereby acknowledges and agrees that nothing set forth in this Agreement or the Senior Credit Agreement or any document executed in connection therewith shall be deemed to limit or abridge the rights of the Subordinated Creditor to exercise its conversion rights pursuant to the Subordinated Credit Agreement and to exercise all rights granted to it thereunder and under any document executed in connection therewith as an equity holder including, without limitation, all rights to convert, require public offerings, receive payments thereof and receive payment of the Make Whole Premium (as defined in Section 9.3 of the Subordinated Credit Agreement) pursuant to Article IX of the Subordinated Credit Agreement, all rights to receive dividends pursuant to Section 9.10 of the Subordinated Credit Agreement (the "Special Dividends") provided that the dividends paid by the Company which triggered payment of the Special Dividends were permitted by the Senior Credit Agreement and all rights to indemnification under Section 7(a) of the Registration Rights Agreement.

            The Senior Creditor further agrees that it shall not amend any existing agreement or enter into any new agreement with the Borrower which would
(x) restrict the adoption of the Charter Amendment (as such term is defined in the Subordinated Credit Agreement), or (y) prohibit the Borrower from complying with any exercise of the Subordinated Creditor's rights pursuant to Article 9 of the Subordinated Credit Agreement or the Registration Rights Agreement.


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      Section 2.2.      Security.

            (a) The Subordinated Creditor and the Borrower represent and warrant that the Subordinated Indebtedness is not and shall not be secured in any way directly or indirectly by any Security, except as provided in Section 6.13 of the Subordinated Credit Agreement regarding Key Man Life Insurance, unless otherwise agreed by the Senior Creditor.

            (b) The Subordinated Creditor hereby subordinates the lien and the priority of the Subordinated Creditor's existing and future Liens and other interests, if any, in and to the Security to the Senior Lenders' existing and future interest in the Security notwithstanding the time of attachment of the interests of the Senior Creditor or the Subordinated Creditor or the time the Senior Indebtedness or the Subordinated Indebtedness is incurred. Notwithstanding anything to the contrary contained in this Agreement, under applicable law or otherwise, in the event that the Liens of the Senior Creditor are at any time unperfected with respect to any or all of the Security, the lack of perfection by the Senior Creditor as to any such Security shall not affect the validity, enforceability or priority of any Lien on the Security in favor of the Subordinated Creditor. In any such event, the Liens of the Subordinated Creditor shall have priority over any and all other Liens in favor of any third party with respect to the Security (including, but not limited to any trustee under the Bankruptcy Code), the Subordinated Creditor shall be, and is hereby constituted, as the Senior Creditor's agent and bailee for purposes of perfection of the Liens of the Senior Creditor in the Security such that the Lien in favor of the Subordinated Creditor shall be held by the Subordinated Creditor for the benefit of the Senior Creditor and the proceeds of any disposition of the Security shall be and are in all respects subject to the priority of right to payment and satisfaction of first, the Senior Indebtedness and then, the Subordinated Indebtedness. The lien priorities provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, nor by any action or inaction which either the Senior Creditor or the Subordinated Creditor may take or fail to take in respect of the Security, except as otherwise provided above in this subsection.

            (c) Until the Senior Indebtedness has been fully paid and there exists no commitment pursuant to the Senior Credit Agreement, Subordinated Creditor shall not, without the prior written consent of the Senior Creditor, sue for, liquidate, sell, foreclose, set off, collect, accept or surrender, receive any proceeds, petition, commence or otherwise initiate any action (or join any other Person in so doing) against the Borrower to realize or seek to realize upon all or any part of the Security. In the event the Senior Creditor may from time to time execute releases, partial releases, terminations, reconveyances, subordinations or other documents releasing or otherwise limiting the Senior Creditor's interests in the Security, the Subordinated Creditor agrees to execute and deliver at such time such further documents as the Senior Creditor may require to effect a corresponding change to the Subordinated Creditor's position in the same Security, but only to the extent such Security is sold or otherwise disposed of by the Borrower with the consent of the Senior Creditor or in a commercially reasonable manner by the Senior Creditor or its agents.

            (d) The Senior Creditor shall have the exclusive right to exercise and enforce all privileges and rights with respect to the Security according to the Senior Creditor's discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Security and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Security.


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            (e) Only the Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Security. In the event the Senior Creditor releases its Liens on all or any part of the Security, the Subordinated Creditor will, immediately upon the request of the Senior Creditor, release it Liens upon the same Security, but only to the extent such Security is sold or otherwise disposed of by the Borrower with the consent of the Senior Creditor or in a commercially reasonable manner by the Senior Creditor or its agents. The Subordinated Creditor will immediately deliver such releases, acknowledgments and other documents as the Senior Creditor may require in connection therewith.

      Section 2.3. Further Representations and Warranties. The Subordinated Creditor represents and warrants to the Senior Creditor that:

            (a) the Subordinated Creditor is the exclusive legal and beneficial owner of all of the Subordinated Indebtedness and of all interests of the secured party, mortgagee, assignee, indemnitee, or the like in any Security relating to the Subordinated Indebtedness, if any;

            (b) neither the Subordinated Indebtedness, nor the interests of the secured party, mortgagee, assignee, indemnitee, or the like in any Security relating to the Subordinated Indebtedness, is subject to any lien, security interest, financing statements, subordination, assignment or other claim;

            (c) true, correct and complete copies of all documents relating to the Subordinated Indebtedness in effect as of the date hereof have been furnished to the Senior Creditor; and

            (d) the execution, deliver and performance of this Agreement is within the corporate powers of the Subordinated Creditor, has been duly authorized by all necessary corporate action of he Subordinated Creditor, and does not contravene any statute, regulation, rule, order or judgment, any charter, by-law or preference stock provision of the Subordinated Creditor, or any provision of any mortgage, indenture, contract or other agreement binding on the Subordinated Creditor or affecting it properties, which would prohibit, or cause a default under or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement.

      Section 2.4. Further Documents. The Subordinated Creditor and the Borrower agree they shall promptly execute such further documents and acknowledgments (including, without limitation, amendments to and releases of financing statements and other documents of record) as the Senior Creditor may require to confirm or evidence their respective obligations and the Senior Creditor's rights under this Agreement.

                                   ARTICLE 3.

                           DISTRIBUTIONS AND RECEIPTS

      Section 3.1. Distributions, etc. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or to any indebtedness, liabilities and obligations of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or Borrower's business, or in the event of any sale or Insolvency Proceedings with respect to the Borrower or Borrower's business, or in the event of any sale or


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Insolvency Proceedings with respect to the Borrower or its assets, in any such event, any payment, distribution or benefit of any kind whatsoever or character, either in cash, securities or other property, whether or not on account of the Security, which shall be payable, deliverable or receivable upon or with respect to all or any part of the Subordinated Indebtedness shall be paid or delivered directly to the Senior Creditor for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Senior Creditor may elect; and including, without limitation any interest accruing subsequent to the commencement of any such event or Insolvency Proceedings) until the Senior Indebtedness shall have been fully paid and satisfied.

      In connection with any Insolvency Proceedings, the Subordinated Creditor hereby irrevocably authorizes and empowers the Senior Creditor (but places no duty upon the Senior Creditor to take any such action), and irrevocably appoints the Senior Creditor as the Subordinated Creditor's attorney-in-fact to file proofs of claim on account of the Subordinated Indebtedness in the event that the Subordinated Creditor fails to do so within fifteen (15) days of the bar date pertaining thereto; provided, however, that Senior Creditor shall not be permitted to vote such claim, all voting rights being retained by the Subordinated Creditor.

      Section 3.2. Receipts by Subordinated Creditor. Should any payment or distribution not permitted by the provisions of this Agreement or property or proceeds thereof be received by the Subordinated Creditor upon or with respect to all or any part of the Subordinated Indebtedness and/or the Security prior to the full payment and satisfaction of the Senior Indebtedness, the Subordinated Creditor will deliver the same to the Senior Creditor in the form received (except for the endorsement or assignment of the Subordinated Creditor when the Senior Creditor deems appropriate), for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Senior Creditor may elect in accordance with the Financing Documents) and, until so delivered, the same shall be held in trust by the Subordinated Creditor as property of the Senior Creditor. In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, the Senior Creditor, or any of its officers or employees on behalf of the Senior Creditor, is hereby irrevocably authorized in its own name or in the name of the Subordinated Creditor to make the same, and is hereby appointed the Subordinated Creditor's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.

                                   ARTICLE 4.

                             ADDITIONAL AGREEMENTS.

      Section 4.1. Consents; Waivers; etc. The Subordinated Creditor hereby consents that at any time and from time to time and with or without consideration, the Senior Creditor may, without further consent of or notice to the Subordinated Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, substitute, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Senior Indebtedness; (b) all or any of the Financing Documents; (c) all or any part of any property at any time included within the Security; and (d) any Person at any time primarily or secondarily liable for all or any part of the Senior Indebtedness and/or any collateral and security therefor, all as if this Subordination Agreement and any interest which the Subordinated Creditor has in the Security did not exist. The Subordinated Creditor hereby waives demand, presentment for payment, protest, notice of dishonor and of protest with respect to the Senior


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Indebtedness, the Subordinated Indebtedness and/or the Security, notice of acceptance of this Agreement, notice of the making of any of the Senior Indebtedness and notice of default under any of the Financing Documents.

      Section 4.2. Continuing Agreement. This is a continuing Subordination Agreement until all of the Senior Indebtedness has been fully paid, until all of the Senior Indebtedness and all of the Subordinated Creditor's obligations to the Senior Creditor have been performed and satisfied, and until the Senior Creditor has no obligation or agreement to allow further Senior Indebtedness.

      Section 4.3. No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Senior Creditor, its successors and assigns and there are no other parties or Persons whatsoever (including, without limitation, the Borrower, its successors and assigns) who are intended to be benefitted in any manner whatsoever by this Agreement.

      Section 4.4. Transfer or Assignment by Subordinated Creditor. The Subordinated Creditor agrees not to subordinate, assign or transfer all or any part of the Subordinated Indebtedness or the Security to any Person other than the Senior Creditor without the prior written consent of the Senior Creditor, which consent shall not be unreasonably withheld or delayed.

      Section 4.5. Subordination of Senior Indebtedness. The Senior Creditor hereby agrees not to subordinate all or any part of the Senior Indebtedness or its rights pursuant to the Senior Credit Agreement without the prior written consent of the Subordinated Creditor.

      Section 4.6. Statement of Debt. The Subordinated Creditor and the Borrower will, at any time or times upon the request of the Senior Creditor, promptly furnish to the Senior Creditor a true, correct and complete statement of the outstanding Subordinated Indebtedness.

      Section 4.7. Subrogation; Marshalling. The Subordinated Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Indebtedness or evidence of any Senior Indebtedness or any Security until all Senior Indebtedness is paid in full. The Subordinated Creditor hereby waives any and all rights to have any Security or any part thereof granted to the Senior Creditor marshalled in any Insolvency Proceedings or upon any foreclosure or other disposition of such Security by the Senior Creditor or otherwise.

      Section 4.8. Successor to Senior Creditor. Subordinated Creditor shall execute and deliver to any Person who succeeds to the interest of Senior Creditor with respect to the Senior Indebtedness or which refinances the Senior Indebtedness a Subordination Agreement in the form hereof with conforming changes as long as the indebtedness thereunder constitutes Senior Indebtedness.

                                   ARTICLE 5.

                                  MISCELLANEOUS

      Section 5.1. Delay in Enforcement, etc. No delay or failure on the part of the Senior Creditor to exercise any of its rights or remedies hereunder or now or hereafter existing at law or in equity or by statute or otherwise, or any partial or single exercise thereof, shall constitute a waiver thereof. All such rights and remedies are cumulative and may be exercised singly or concurrently


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

and the exercise of any one or more of them will not be a waiver of any other. No waiver of any of its rights and remedies hereunder, and no modification or amendment of this Agreement shall be deemed to be made by the Senior Creditor unless the same shall be in writing, duly signed on behalf of the Senior Creditor, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights and remedies of the Senior Creditor hereunder in any other respect at any other time.

      Section 5.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Senior Creditor and the Borrower and their respective successors and assigns.

      Section 5.3. Headings. The titles and headings of Articles, sections or other parts of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof.

      Section 5.4. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, with the same force and effect as if this Agreement had been executed, delivered, accepted and performed solely in the Commonwealth of Pennsylvania.

      Section 5.5. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given, made or received when delivered by hand, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of telegraphic notice, when delivered to the telegraphic company and when properly transmitted, or, when sent by overnight courier, on the first business day after the day when delivered to such overnight courier. All such notices shall be addressed to the Senior Creditor as set forth in the initial paragraph to this Agreement, and, in the case of any

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notice pursuant to Section 2.1(d), to counsel for the Senior Creditor as set forth below, and to the Borrower and the Subordinated Creditor as set forth below the signature lines to this Agreement, or to such other address as may be hereafter designed by notice by the Senior Creditor, the Borrower or the Subordinated Creditor to one another. The address for counsel to the Senior Creditor is Wolf, Block, Schorr and Solis-Cohen, 350 Sentry Parkway, Bldg 640, P.O. Box 1115, Blue Bell, PA 19422-0757, Attention: Bruce R. Lesser, Esquire.

      IN WITNESS WHEREOF, the Senior Creditor and the Subordinated Creditor have caused their duly authorized officers to execute this Agreement under seal as of the date first written above.

                             SENIOR CREDITOR:

                             MELLON BANK, N. A.


                             By:_______________________________________________
                                   Name/Title
                                   1735 Market Street, 6th Fl.
                                   Philadelphia, PA 19103
                                   Attention:  John M. DePledge, Vice President

                             SUBORDINATED CREDITOR:

                             SUNTRUST BANKS, INC.


                             By:_______________________________________________
                                   Name/Title

                                   Address:
                                   25 Park Place, 5th Floor
                                   Atlanta, Georgia 30303
                                   Attention: Mr. Robert L. Dudiak

Acknowledged and Agreed as of the
date first written above:

CONSOLIDATED STAINLESS, INC.


By:________________________________
      Name/Title

      Address:
      1601 E. Amelia Street
      Orlando, FL  32803


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